Exhibit 4.5

SUBSCRIPTION ESCROW AGREEMENT

This Subscription Escrow Agreement (this “Agreement”) is entered into and effective as of      , 2020, by and among MODULAR MEDICAL, INC., a Nevada corporation (the “Company”) and TRUIST BANK, a North Carolina banking corporation (the “Escrow Agent”),

W I T N E S S E T H:

WHEREAS, the Company has authorized the issuance and sale of its preferred units (the “Preferred Units”), with each Preferred Unit consisting of (i) one share of the Company’s 13% Series A Cumulative Redeemable Perpetual Preferred Stock with a $25.00 liquidation preference amount, and (ii) three (3) common stock purchase warrants, each to purchase one share of the Company’s common stock, at an exercise price of $11.00 per share at a public offering price of $25.00 per Preferred Unit;

WHEREAS, the sale of the Preferred Units (the “Offering”) is being made on a reasonable best-efforts basis pursuant to an effective Registration Statement on Form S-1 (File No. ______ ) (the “Registration Statement”) filed under the Securities Act of 1933, as amended, by the Company with the U.S. Securities and Exchange Commission;

WHEREAS, there is no minimum number or dollar amount of Preferred Units that must be sold in the Offering to conduct an initial or subsequent closings of the Offering;

WHEREAS, the Offering shall commence on the date of the prospectus included and made a part of the Registration Statement and shall terminate upon the earlier to occur of (i) ____, 2020, unless extended by the Company, and (ii) when all Preferred Units offered pursuant to the prospectus are sold, or (iii) when so determined by the Company in its sole discretion without notice to investors. The earliest of such dates shall hereinafter be, the “Termination Date.”

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Escrow Agent agree as follows:

1.	Deposits in Escrow.

(a)            The Company shall deposit or cause to be deposited with the Escrow Agent, to be held in escrow under the terms of this Agreement, all subscription proceeds received for purchases of Preferred Units in the Offering (the “Subscription Proceeds”). The Escrow Agent shall have no responsibility for Subscription Proceeds until such proceeds are actually received, clear through normal banking channels and constitute collected funds. The Escrow Agent shall have no duty to collect or seek to compel payment of any Subscription Proceeds, except to place such proceeds or instruments representing such proceeds for deposit and payment through customary banking channels. Checks for Subscription Proceeds furnished by Subscribers shall be made payable to: “Truist Bank, as Escrow Agent for Modular Medical, Inc. Best Efforts Public Offering.”

(b)            The Company shall deliver to the Escrow Agent, in a form acceptable to the Escrow Agent, schedules disclosing the name and address of each of the Subscribers, the number of Preferred Units subscribed for by each Subscriber, the Federal tax identification number of each of the Subscribers, the amount of Subscription Proceeds received from each Subscriber, and such other information as will enable the Escrow Agent to attribute to a particular Subscriber all Subscription Proceeds received by the Escrow Agent.

2.	Rejection of Subscription Agreement.

(a)            Any Subscription Agreement may be rejected by the Company in whole or in part. The Company shall promptly notify the Escrow Agent in writing in the event of any such rejection. Upon the receipt of a written notice of rejection from the Company pertaining to any Subscription Agreement, the Escrow Agent shall return to the Subscriber whose name appears on the rejected Subscription Agreement the Subscription Agreement (if then in the Escrow Agent’s possession) and the Subscription Proceeds tendered by such Subscriber, without payment of interest; provided such Subscriber’s Subscription Proceeds constitute collected funds held by the Escrow Agent.

(b)            In the event the Escrow Agent receives written notice from the Company that a Subscription Agreement has been withdrawn by a Subscriber, the Escrow Agent shall return to such Subscriber whose name appears on the withdrawn Subscription Agreement the Subscription Agreement (if then in the Escrow Agent’s possession) and the Subscription Proceeds tendered by such Subscriber, without payment of interest; provided such Subscriber’s Subscription Proceeds constitute collected funds held by the Escrow Agent.

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3.	Disbursements.

(a)            At such time on or before ___, 2020 (or such later date, if any, to which the Offering has been extended as provided in Section 3(c)) as the Escrow Agent has received written notice from the Company stating that it intends to effectuate a closing of the Offering, the Escrow Agent shall, subject to the receipt of such Subscription Proceeds, disburse all Subscription Proceeds then held by the Escrow Agent and any earnings thereon in accordance with written directions provided by the Company and thereupon this Agreement shall terminate, unless the Company informs the Escrow Agent prior to closing that it intends to conduct one or more additional closings in which event, this Agreement shall continue in accordance with its terms and the Company shall be entitled to conduct additional closings hereunder through the Termination Date.

(b)            On ___, 2020, the Escrow Agent shall refund to each of the Subscribers the full amount of Subscription Proceeds held by the Escrow Agent for such Subscriber without payment of interest. Upon disbursement of all of the Subscription Proceeds and earnings thereon held by the Escrow Agent s provided in this Section 3(b), this Agreement (except as otherwise provided herein) shall terminate.

(c)            The Company may elect to extend the Offering one or more times to a date not later than ________. In the event the Offering is extended, the Company shall give the Escrow Agent written notice on or before ________ of the date to which the Offering has been extended.

(d)            The Company shall provide a copy of this Agreement to each Subscriber.

4.	Investment of Subscription Proceeds; Compensation of Escrow Agent.

(a)            The Escrow Agent shall invest all funds held pursuant to this Agreement in the SunTrust Non-Interest Deposit Option. The investments in the SunTrust Non-Interest Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest, and are not secured. The [insert appropriate title of the SunTrust Deposit Option to be used] is more fully described in materials which have been furnished to the Parties by the Escrow Agent, and the Parties acknowledge receipt of such materials from the Escrow Agent. Instructions to make any other investment must be in writing and signed by the Company. The Company represents and warrants that the investment in SunTrust Non-Interest Deposit Option is a legal investment under applicable law for the Subscription Proceeds and that the Company will not direct that the funds be invested in any investment that would not be a legal investment under applicable law for such funds. The Company recognizes and agrees that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment, and the Escrow Agent shall not be liable to the Company, any Subscriber or any other person or entity for any loss incurred in connection with any such investment. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction. The Escrow Agent shall use its best efforts to invest funds on a timely basis upon receipt of such funds; provided, however, that the Escrow Agent shall in no event be liable for compensation to the Company, any Subscriber or any other person or entity related to funds which are held un-invested or funds which are not invested timely. The Escrow Agent is authorized and directed to sell or redeem any investments as it deems necessary to make any payments or distributions required under this Agreement. Any investment earnings and income on the Escrow Fund regardless of whether the Company effectuates one or more or no closings in the Offering, shall be the property of the Company.

(b)            The Company agrees that all interest and income from the investment of the funds held hereunder shall be reported as having been earned by [the Company] as of the end of each calendar year whether or not such income was disbursed during such calendar year and to the extent required by the Internal Revenue Service. On or before the execution and delivery of this Agreement, the Company shall provide to the Escrow Agent a correct, duly completed, dated and executed current United States Internal Revenue Service Form W-9 or Form W-8, whichever is appropriate, or any successor forms thereto, in a form and substance satisfactory to the Escrow Agent including appropriate supporting documentation and/or any other form, document, and/or certificate required or reasonably requested by the Escrow Agent to validate the form provided. Notwithstanding anything to the contrary herein provided, except for the delivery and filing of tax information reporting forms required pursuant to the Internal Revenue Code of 1986, as amended, to be delivered and filed with the Internal Revenue Service by the Escrow Agent, as escrow agent hereunder , the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon. With respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Company, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Subscription Proceeds or any earnings or interest thereon unless such tax, late payment, interest, penalty or other cost or expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence of willful misconduct of the Escrow Agent. The indemnification provided in this section is in addition to the indemnification provided to the Escrow Agent in other sections of this Agreement and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

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(c)            The Company agrees to pay to the Escrow Agent compensation, and to reimburse the Escrow Agent for costs and expenses, all in accordance with invoices, consistent with the fees set forth on Exhibit B, delivered to Purchaser by Acquiom Clearinghouse LLC (“Acquiom”). The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement or any material modification hereof, or if any dispute or controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Company shall compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. In the event the Escrow Agent is authorized to make a distribution of funds to the Company pursuant to the terms of this Escrow Agreement, and fees or expenses are then due and payable to the Escrow Agent pursuant to the terms of this Escrow Agreement (including, without limitation, amounts owed under this Section 4(c) and Sections 5(k) and 5(m)) by the Company, the Escrow Agent is authorized to offset and deduct such amounts due and payable to it from such distribution. To the extent permitted by applicable law, the Escrow Agent shall have, and is hereby granted, a prior lien upon and first priority security interest in the Subscription Proceeds held hereunder (and the earnings and interest accrued thereon) with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and without judicial action to foreclose such lien and security interest, and the Escrow Agent shall have and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Subscription Proceeds held hereunder (and the earnings and interest accrued thereon). The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

5.	Duties of Escrow Agent; Indemnification.

(a)            This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, which duties shall be deemed purely ministerial in nature, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall in no event be deemed to be a fiduciary to the Company, the Subscribers, or any other person or entity under this Agreement. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties. In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall not be liable for any damages, losses or expenses other than damages, losses or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Escrow Agent’s willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible or liable for the failure of the Company to take any action in accordance with this Agreement. Any wire transfers of funds made by the Escrow Agent pursuant to this Escrow Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary wire transfer procedures in effect from time to time. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds affected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

(b)            The Company acknowledges and agrees that the Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or of any person executing or depositing such subject matter. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

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(c)            This Agreement constitutes the entire agreement between the Escrow Agent and the Company in connection with the subject matter of this Agreement, and no other agreement entered into by the Company related to the subject matter of this Agreement, including, without limitation, the Subscription Agreements, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

(d)            The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify the Company or any other person or entity interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Agreement.

(e)            The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Agreement and items amending the terms of this Agreement. The Escrow Agent shall be under no duty or obligation to inquire into or investigate the validity, accuracy or content of any such notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document. The Escrow Agent shall have no duty or obligation to make any formulaic calculations of any kind hereunder.

(f)            The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel. The Company shall be liable for and shall promptly pay upon demand by the Escrow Agent the reasonable and documented fees and expenses of any such legal counsel.

(g)            The Company represents and warrants to the Escrow Agent that there is no security interest in the Subscription Proceeds or the earnings thereon or any part of the Subscription Proceeds or such earnings; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Subscription Proceeds or the earnings thereon or any part of the Subscription Proceeds or such earnings; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Subscription Proceeds or the earnings thereon or any part of the Subscription Proceeds or such earnings or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Subscription Proceeds, the earnings thereon or any part thereof.

(h)            In the event of any disagreement involving the Company, any Subscriber or any other person or entity resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way to the Company, any Subscriber or any other person or entity for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of the Company, the Subscribers and all other interested persons and entities shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been settled and all doubt resolved by agreement among the Company and all other interested persons and entities, and the Escrow Agent shall have been notified thereof in writing signed by the Company and all such persons and entities. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of any State of the United States or of any political subdivision of any thereof, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

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In the event of any disagreement or doubt, as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all funds and property held under this Agreement, and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent. Upon such tender, the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder.

(i)            The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Company. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. In such event, the Company shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

(j)            Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

(k)            The Company agrees to indemnify, defend and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnified Parties”) from and against any and all losses, liabilities, claims made by the Company, any Subscriber or any other person or entity, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Losses”) which any such Indemnified Party may incur and which arise directly or indirectly from this Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(l)            The Company acknowledges that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and represents, covenants and warrants to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any Subscriber to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions contemplated hereby, other than as escrow agent under this Agreement. It is further agreed that the Company shall not use or permit the use of the name “Truist”, “Truist Bank”, “SunTrust,” “SunTrust Bank,” “SunTrust Banks, Inc.” or any variation thereof in any sales presentation, placement or offering memorandum or literature pertaining directly or indirectly to the Offering except strictly in the context of the duties of the Escrow Agent as escrow agent under this Agreement. Any breach or violation of the paragraph shall be grounds for immediate termination of this Agreement by the Escrow Agent.

(m)            The Escrow Agent shall have no duty or responsibility for determining whether the Shares or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Company represents and warrants to the Escrow Agent that the Shares and the Offering will comply in all respects with applicable Federal and state securities laws and further represents and warrants that the Company has obtained and acted upon the advice of legal counsel with respect to such compliance with applicable Federal and state securities laws. The Company acknowledges that the Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Offering or the Shares. In addition to any other indemnities provided for in this Agreement, the Company agrees to indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses incurred by any of the Indemnified Parties which directly or indirectly arise from any violation or alleged violation of any Federal or state securities laws; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder with respect to any Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The Company hereby agrees that the indemnifications and protections afforded the Escrow Agent and the other Indemnified Parties in this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(n)            The Escrow Agent and any director, officer or employee of the Escrow Agent may become financially interested in any transaction in which the Company may be interested and may contract with and lend money to the Company and otherwise act as fully and freely as though it were not escrow agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company.

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(o)            This Agreement is for the sole benefit of the Company, the Subscribers and the Escrow Agent, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that Acquiom shall be a third party beneficiary entitled to enforce the terms of this Escrow Agreement, including without limitation with respect to the fees payable to Acquiom under Section 4(c).

6.	Notices.

Any notice, request for consent, report, or any other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been given when delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by electronic mail to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery swith a reputable national overnight delivery service, or (v) by United States mail, postage prepaid, or by certified mail, return receipt requested and postage prepaid, in each case to the appropriate address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing:

If to Escrow Agent:	Truist Bank
Attn: Escrow Services
_____________________________
_________________________
Phone #: 804-782-
Fax #: 804-225-7141
Email: @suntrust.com

With a copy to:	Acquiom Clearinghouse LLC
950 17th Street, Suite 1400
Denver, CO 80202
Attention: ________________________
Telephone: ____________; (303) 222-2080
Facsimile: (720) 554-7828
Email: ____________@srsacquiom.com, cc: paymentsadministration@srsacquiom.com

If to Company:	Modular Medical, Inc.
16772 West Bernardo Drive
San Diego, CA 92127
Attention: Authorized Officer
E-mail:____________________________________
Tax identification #:__________________________

Any party hereto may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice, request, report or other communication hereunder prior to the Escrow Agent’s actual receipt thereof.

7.	Successors and Assigns; Amendment.

The rights created by this Agreement shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the Company; provided, however, that except as provided in Section 5(j) neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the other party hereto. This Agreement may not be amended without the written consent of all parties in writing.

8.	Construction.

This Agreement shall be construed and enforced according to the laws of the State of Georgia.

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9.	Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

10.	Term.

This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibilities hereunder at such time as the Escrow Agent shall have disbursed all Subscription Proceeds and any earnings thereon in accordance with the provisions of this Agreement; provided, however, that the provisions of Sections 4(b), 4(c), 5(k) and 5(m) hereof shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

11.	Counterparts.

This Agreement may be executed in separate facsimile or other electronic counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.          Authorized Signatures. Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, the Company shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of the Company. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

Truist Bank, as Escrow Agent

By:
Title:

Company: Modular Medical, Inc.

By:
Title:

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EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

DATE: ______________________

By: _________________________

Name: ______________________

Title: ________________________

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EXHIBIT B

Schedule of Fees & Expenses

TO BE PROVIDED BY TRUIST

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